EXHIBIT 99.1
Blue Hills Bancorp, Inc. Reports Third Quarter Earnings

NORWOOD, Mass., October 25, 2017--(GLOBE NEWSWIRE)- Blue Hills Bancorp, Inc. (the “Company” or "Blue Hills Bancorp") (NASDAQ: BHBK), the parent of Blue Hills Bank (the "Bank"), today announced net income of $3.8 million, or $0.16 per diluted share, for the third quarter of 2017 compared to net income of $3.9 million, or $0.16 per diluted share, for the second quarter of 2017 and net income of $1.6 million, or $0.07 per diluted share, for the third quarter of 2016. The third quarter of 2017 included a pre-tax loss of $118,000 ($73,000 after tax, or less than a penny per diluted share) from the sale of a purchased home equity loan portfolio while the second quarter of 2017 included a pre-tax gain of $928,000 ($595,000 after tax, or $0.02 per diluted share) from the sale of the Company's remaining available-for-sale debt securities portfolio. Excluding these items, net income was $3.9 million, or $0.16 per diluted share for the third quarter of 2017 on a non-GAAP basis and $3.3 million, or $0.14 per diluted share, for the second quarter of 2017 on a non-GAAP basis.

For the nine months ended September 30, 2017, net income was $15.2 million, or $0.62 per diluted share compared to $4.7 million, or $0.19 per diluted share, for the nine months ended September 30, 2016. Excluding nonrecurring items, net income for the nine months ended September 30, 2017 on a non-GAAP basis was $9.8 million or $0.40 per share (see page 15 for a reconciliation of GAAP to non-GAAP measures).

Commenting on the Company's results, William Parent, President and Chief Executive Officer of Blue Hills Bancorp, said, "A key theme for us this year has been improved operating leverage and for the first nine months of 2017 revenues, excluding securities gains and other nonrecurring items, have grown 20% from a year ago while noninterest expense has risen just 5% and has been flat in each of the last three quarters. While we will continue to invest in our businesses to lay the groundwork for future bottom line growth, we have the opportunity to generate continued operating leverage.”

Parent continued, “Adjusted net interest margin, which excludes volatile items, has improved in five straight quarters as our asset sensitive rate risk position has allowed us to benefit from the Fed’s rate hikes. Mortgage banking earnings are up over 50% from the prior year, commercial business loans are up over 40% from a year ago, and deposits at our Seaport Branch, which has been open for about a year, reached $85 million at the end of the third quarter. In September, we announced a tripling of our quarterly dividend to $0.15 per share, representing an over 90% payout of our second quarter earnings. Through dividend payments, buybacks and organic growth, we have brought our tangible common equity ratio down from approximately 24% three years ago to 15.35% at September 30, 2017 and we will continue to consider all options for further deployment of the remaining excess capital. We have come a long way during our three years as a public company and enter the next phase of our evolution to a full-service, diversified community bank with building momentum and optimism for what lies ahead.”

BALANCE SHEET
Compared to June 30, 2017, total assets grew $32 million, or 1%, to $2.5 billion at September 30, 2017. The increase was mainly driven by a $21 million, or 1%, increase in loans and a $19 million, or 7%, increase in held-to-maturity securities. The growth rate in loans during the third quarter was affected by (1) the sale of  a $12 million home equity loan portfolio that had been purchased in 2012 and (2) timing issues related to loans that closed in October. Changes in individual loan categories compared to June 30, 2017 were relatively small with growth in commercial business, construction and residential mortgage loans more than offsetting declines in home equity, commercial real estate and consumer loans.

Compared to September 30, 2016, total assets increased $232 million, or 10%. Loans drove the growth in total assets in this comparison, increasing $328 million, or 19%. By category, the increase from September 30, 2016 was due to residential mortgage loans, which were up $159 million, or 21%; commercial real estate loans, which were up $91 million, or 14%; and commercial business loans, which were up $72 million, or 42%. Residential mortgage loan originations were $153 million in the third quarter of 2017 compared to $172 million in the third quarter of 2016 while commercial loans (real estate and non-real estate combined) added to the balance sheet were $64 million in the third quarter of 2017 compared to $82 million in the third quarter of 2016. The growth in loans from September 30, 2016 was partially offset by a $95 million, or 23%, decline in the combination of securities available for sale and held to maturity, primarily due to the sales of the mutual fund investment portfolio and the remaining available-for-sale debt securities portfolio in the first half of 2017.

Compared to June 30, 2017, deposits grew $20 million, or 1%, to $2.0 billion at September 30, 2017; however, excluding brokered deposits, the increase was $65 million, or 4%. The growth excluding brokered deposits by customer segment was mainly due to increases in consumer and small business deposits while the growth by deposit category was primarily due to an increase in certificates of deposit. Borrowings were $130 million at September 30, 2017 and June 30, 2017.

Compared to September 30, 2016, deposits grew $304 million, or 18%, and included growth in all customer segments (consumer, small business, commercial and municipal). By category, the most significant increases were seen in money market deposits, which were up $148 million, certificates of deposit, which were up $82 million, and brokered certificates of deposit, which were up $65 million. Borrowings declined $79 million, as an $84 million decline in short-term borrowings was partially offset by a $5 million increase in long-term borrowings.

Stockholders’ equity was $399 million at September 30, 2017 compared to $397 million at June 30, 2017 and $390 million at September 30, 2016. The increase from a year ago was mainly due to net income over the past four quarters, which added $19 million to stockholders' equity, partially offset by share repurchases that took place in the fourth quarter of 2016 and dividends, including a special dividend of $0.20 per common share in the second quarter of 2017. There were no share repurchases in the first nine months of 2017.

NET INTEREST AND DIVIDEND INCOME
Reported net interest and dividend income was $17.0 million in the third quarter of 2017, up $546,000, or 3%, from $16.4 million in the second quarter of 2017 and up $2.5 million, or 17%, from $14.5 million in the third quarter of 2016. Reported net interest margin was 2.77% in the third quarter of 2017, up from 2.75% in the second quarter of 2017 and from 2.67% in the third quarter of 2016.

Net interest and dividend income on a fully taxable equivalent basis (referred to herein as "Reported net interest and dividend income (FTE)", a Non-GAAP measure) was $17.0 million in the third quarter of 2017, up $544,000, or 3%, from $16.5 million in the second quarter of 2017, and up $2.5 million, or 17%, from $14.6 million in the third quarter of 2016. Net interest margin on a fully taxable equivalent basis (referred to herein as "Reported net interest margin (FTE)", a Non-GAAP measure) improved to 2.78% in the third quarter of 2017 from 2.76% in the second quarter of 2017 and 2.68% in the third quarter of 2016.

The table shown below provides a reconciliation of reported to adjusted net interest and dividend income and margin for the last five quarters (referred to herein as "Adjusted net interest and dividend income (FTE)" and "Adjusted net interest margin (FTE)", which are Non-GAAP measures). Commentary which follows the table will focus on changes in Adjusted net interest and dividend income (FTE) and Adjusted net interest margin (FTE).

(Unaudited, dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Net Interest and Dividend Income
Reported net interest and dividend income	$16,954	$16,408	$15,881	$15,950	$14,495
FTE adjustment	58	60	66	78	65
Reported net interest and dividend income (FTE)	17,012	16,468	15,947	16,028	14,560
Mutual fund dividends (2)	—	—	—	(844)	(96)
Purchase accounting accretion (2)	(103)	(181)	(107)	(137)	(115)
Accelerated bond accretion on note redemptions	—	—	—	—	(193)
Adjusted net interest and dividend income (FTE) (1)	$16,909	$16,287	$15,840	$15,047	$14,156

Net Interest Margin
Reported net interest margin	2.77%	2.75%	2.70%	2.81%	2.67%
FTE adjustment	0.01	0.01	0.01	0.01	0.01
Reported net interest margin (FTE)	2.78	2.76	2.71	2.82	2.68
Mutual fund dividends (2)	—	—	0.03	(0.10)	0.03
Purchase accounting accretion (2)	(0.02)	(0.03)	(0.02)	(0.03)	(0.02)
Accelerated bond accretion on note redemptions	—	—	—	—	(0.04)
Adjusted net interest margin (FTE) (1)	2.76%	2.73%	2.72%	2.69%	2.65%

(1) Management believes that it is a standard practice in the banking industry to present net interest margin and net interest income on a fully taxable equivalent basis (FTE), using a federal statutory tax rate of 35% (a statutory tax rate of 34% was used prior to the fourth quarter of 2016). Therefore, management believes, these measures provide useful information to investors by allowing them to make peer comparisons.

(2) In calculating the net interest margin impact of mutual fund dividends and purchase accounting accretion, average earning assets were adjusted to remove the average balances associated with each item. In quarters where mutual fund dividend income is low, the removal of the dividend and its related average balance has a positive impact on the adjusted net interest margin. Management believes this adjusted net interest margin is useful to investors because of the volatility or non-recurring nature of certain items from quarter to quarter. The Company sold its investments in mutual funds during the first quarter of 2017.

Adjusted net interest and dividend income (FTE) increased $622,000, or 4%, to $16.9 million in the third quarter of 2017 from $16.3 million in the second quarter of 2017 and was up $2.8 million, or 19%, from $14.2 million in the third quarter of 2016. Adjusted net interest margin (FTE) improved to 2.76% in the third quarter of 2017 from 2.73% in the second quarter of 2017 and 2.65% in the third quarter of 2016. Adjusted net interest and dividend income (FTE) and adjusted net interest margin (FTE) benefited in both comparisons from higher floating rate loan yields related to the interest rate increases announced by the Federal Reserve Bank in June 2017, March 2017, and December 2016. The Company maintains an asset sensitive interest rate risk position. In addition, adjusted net interest and dividend income (FTE) was helped by loan growth, as average loans increased $50 million, or 2%, from the second quarter of this year and $370 million, or 21%, from the third quarter of last year. Compared to the second quarter of 2017, the increase was due to relatively small increases in several loan categories, while compared to the third quarter of 2016, average loan growth was mainly driven by higher levels of residential mortgages, commercial real estate loans, and commercial business loans. Partially offsetting the improvement in adjusted net interest and dividend income (FTE) from the third quarter of 2016, was a decline in average securities.

NONINTEREST INCOME
Noninterest income was $2.8 million in the third quarter of 2017, down from $4.5 million in the second quarter of 2017. The decline reflects (1) a $1.2 million drop in loan level derivative income, which is related to a lower volume of new commercial loan customer interest rate swap contracts. The amount of revenue in the loan level derivative income category can be volatile since it is a function of the amount of commercial loans that customers opt to convert from floating to fixed rate via interest rate swaps in any given quarter; (2) the absence of a $928,000 gain on the sale of the Company's remaining portfolio of available-for-sale debt securities recorded in the second quarter; and (3) a third quarter loss of $118,000 from the sale of the remaining $12 million of a home equity loan portfolio that had been purchased in 2012. These declines were partially offset by a $528,000 increase in miscellaneous income mainly reflecting income on CRA-qualified Small Business Investment Company ("SBIC") investments. Mortgage banking income exceeded $1 million in the second and third quarters, and continues to be a significant contributor to noninterest income.

Compared to the third quarter of 2016, noninterest income declined $1.3 million, or 32%. This was mainly due to the absence of $562,000 of securities gains and $297,000 of bank-owned life insurance death benefit gains recorded in the year ago quarter and the $118,000 loss on the sale of home equity loans recorded in the current quarter. In addition, loan level derivative income declined by $614,000. These declines were partially offset by a $320,000 increase in miscellaneous income, mainly reflecting income on CRA-qualified SBIC investments.

NONINTEREST EXPENSE
Noninterest expense was $13.4 million in the third and second quarters of 2017 compared to $13.2 million in the third quarter of 2016. The $121,000, or 1%, increase from the third quarter of last year is mainly due to franchise growth, including the opening of the new Seaport branch in the fourth quarter of 2016, as well as the opening of new loan and mortgage production offices. The increases from franchise growth were partially offset by a lower level of professional fees.

ASSET QUALITY
The provision for loan losses reflects management’s assessment of risks inherent in the loan portfolio. The provision for loan losses was $242,000 in the third quarter of 2017 compared to $1.1 million in the second quarter of 2017 and $2.9 million in the third quarter of 2016. Loan growth and loan mix impact the level of provision needed each quarter and loan growth was lower in the third quarter of 2017 than in the second quarter. The provision for loan losses in the third quarter of 2016 included a $2.7 million provision related to problem loans associated with one commercial customer.

The allowance for loan losses as a percentage of total loans was 0.97% at September 30, 2017 and June 30, 2017, compared to 1.01% at September 30, 2016. The Company had net loan recoveries of $89,000 in the third quarter of 2017 compared to net loan charge-offs of $76,000 in the second quarter of 2017 and net loan charge-offs of $3.2 million in the third quarter of 2016. The third quarter of 2016 included $3.3 million of charge-offs related to problem loans associated with one commercial customer.

Nonperforming assets were $11.5 million at September 30, 2017 compared to $12.8 million at June 30, 2017 and $7.8 million at September 30, 2016. The decline in nonperforming assets from June 30, 2017 reflects a lower level of nonaccrual loans, mainly residential mortgages. The increase in nonperforming assets from the third quarter of last year was mainly due to loans secured by one income property that were placed back on nonaccrual in the first quarter of 2017. Nonperforming assets as a percentage of total assets was 0.45% at September 30, 2017 compared to 0.51% at June 30, 2017 and 0.34% at September 30, 2016.

ABOUT BLUE HILLS BANCORP
Blue Hills Bancorp, Inc., with corporate headquarters in Norwood, MA, had assets of $2.5 billion at September 30, 2017 and operates 11 branch offices in Boston, Dedham, Hyde Park, Milton, Nantucket, Norwood, West Roxbury, and Westwood, Massachusetts. Blue Hills Bank is a full service, community bank with its main office in Hyde Park, Massachusetts. The Bank's three branches in Nantucket, Massachusetts operate under the name, Nantucket Bank, a division of Blue Hills Bank. The Bank provides consumer, commercial and municipal deposit and loan products in Eastern Massachusetts through its branch network, loan production offices and eCommerce channels. The Bank offers commercial business and commercial real estate loans in addition to cash management services and commercial deposit accounts. The Bank also serves consumers through a full suite of consumer banking products including checking accounts, mortgage loans, equity lines of credit and traditional savings and certificate of deposit accounts. The Bank has invested substantially in online technology including online account opening and funding, online mortgage applications, online banking, mobile banking, bill pay and mobile deposits. Blue Hills Bank has been serving area residents for over 145 years. For more information about Blue Hills Bank, visit www.bluehillsbank.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This press release, as well as other written communications made from time to time by the Company and its subsidiaries and oral communications made from time to time by authorized officers of the Company, may contain statements relating to the future results of the Company (including certain projections and business trends) that are considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995 (the PSLRA). Such forward-looking statements may be identified by the use of such words as "believe," "expect," "anticipate," "should," "planned," "estimated," "intend" and "potential." For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the PSLRA.

The Company cautions you that a number of important factors could cause actual results to differ materially from those currently anticipated in any forward-looking statement. Such factors include, but are not limited to: our ability to implement successfully our business strategy, which includes significant asset and liability growth; changes that could adversely affect the business in which the Company and the Bank are engaged; prevailing economic and geopolitical conditions; changes in interest rates, loan demand, real estate values and competition; changes in accounting principles, policies, and guidelines; changes in any applicable law, rule, regulation or practice with respect to tax or legal issues; and other economic, competitive, governmental, regulatory and technological factors affecting the Company's operations, pricing, products and services. For additional information on some of the risks and important factors that could affect the Company’s future results and financial condition, see “Risk Factors” in the Company’s Annual Report on Form 10-K as filed with the Securities and Exchange Commission. The forward-looking statements are made as of the date of this release, and, except as may be required by applicable law or regulation, the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

Media and Investor Contact:
William Parent, 617-360-6520

Blue Hills Bancorp, Inc.
Consolidated Balance Sheets

(Unaudited; dollars in thousands)				% Change
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017 vs. June 30, 2017	September 30, 2017 vs. September 30, 2016
Assets
Cash and due from banks	$16,171	$17,292	$15,490	(6.5)%	4.4%
Short term investments	22,192	33,819	21,512	(34.4)%	3.2%
Total cash and cash equivalents	38,363	51,111	37,002	(24.9)%	3.7%
Securities available-for-sale, at fair value	9,943	10,437	210,273	(4.7)%	(95.3)%
Securities held-to-maturity, at amortized cost	302,833	283,672	197,863	6.8%	53.1%
Federal Home Loan Bank stock, at cost	9,410	11,943	13,505	(21.2)%	(30.3)%
Loans held for sale	12,268	6,789	2,134	80.7%	474.9%
Loans:
1-4 family residential	905,585	895,015	746,366	1.2%	21.3%
Home equity	77,819	84,615	80,604	(8.0)%	(3.5)%
Commercial real estate	751,209	756,093	660,458	(0.6)%	13.7%
Construction	88,979	78,062	71,281	14.0%	24.8%
Total real estate loans	1,823,592	1,813,785	1,558,709	0.5%	17.0%
Commercial business	240,801	227,262	169,076	6.0%	42.4%
Consumer	23,142	25,047	31,435	(7.6)%	(26.4)%
Total loans	2,087,535	2,066,094	1,759,220	1.0%	18.7%
Allowance for loan losses	(20,248)	(19,917)	(17,730)	1.7%	14.2%
Loans, net	2,067,287	2,046,177	1,741,490	1.0%	18.7%
Premises and equipment, net	21,850	22,004	21,362	(0.7)%	2.3%
Accrued interest receivable	5,802	5,362	5,388	8.2%	7.7%
Goodwill and core deposit intangible	9,892	10,091	10,831	(2.0)%	(8.7)%
Net deferred tax asset	9,295	8,184	8,780	13.6%	5.9%
Bank-owned life insurance	32,800	32,533	31,743	0.8%	3.3%
Other assets	25,673	25,606	33,295	0.3%	(22.9)%
Total assets	$2,545,416	$2,513,909	$2,313,666	1.3%	10.0%
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$376,864	$359,877	$337,225	4.7%	11.8%
Regular savings	244,662	246,484	270,067	(0.7)%	(9.4)%
Money market	666,388	674,593	518,360	(1.2)%	28.6%
Certificates of deposit	420,765	362,261	339,064	16.1%	24.1%
Brokered money market	41,768	44,728	46,235	(6.6)%	(9.7)%
Brokered certificates of deposit	235,106	277,320	170,506	(15.2)%	37.9%
Total deposits	1,985,553	1,965,263	1,681,457	1.0%	18.1%
Short-term borrowings	20,000	—	103,700	NM	(80.7)%
Long-term debt	110,000	130,000	105,000	(15.4)%	4.8%
Other liabilities	30,829	21,328	33,820	44.5%	(8.8)%
Total liabilities	2,146,382	2,116,591	1,923,977	1.4%	11.6%
Common stock	259	259	261	—%	(0.8)%
Additional paid-in capital	254,034	252,504	251,341	0.6%	1.1%
Unearned compensation- ESOP	(19,927)	(20,117)	(20,686)	(0.9)%	(3.7)%
Retained earnings	166,282	166,033	158,620	0.1%	4.8%
Accumulated other comprehensive income (loss)	(1,614)	(1,361)	153	18.6%	(1,154.9)%
Total stockholders' equity	399,034	397,318	389,689	0.4%	2.4%
Total liabilities and stockholders' equity	$2,545,416	$2,513,909	$2,313,666	1.3%	10.0%

Blue Hills Bancorp, Inc.
Consolidated Balance Sheet Trend

(Unaudited; dollars in thousands)	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016	September 30, 2016
Assets
Cash and due from banks	$16,171	$17,292	$15,594	$14,752	$15,490
Short term investments	22,192	33,819	19,555	15,744	21,512
Total cash and cash equivalents	38,363	51,111	35,149	30,496	37,002
Securities available-for-sale, at fair value	9,943	10,437	173,834	204,836	210,273
Securities held-to-maturity, at amortized cost	302,833	283,672	201,684	201,027	197,863
Federal Home Loan Bank stock, at cost	9,410	11,943	14,828	13,352	13,505
Loans held for sale	12,268	6,789	1,675	2,761	2,134
Loans:
1-4 family residential	905,585	895,015	896,951	854,478	746,366
Home equity	77,819	84,615	80,427	79,132	80,604
Commercial real estate	751,209	756,093	701,463	686,522	660,458
Construction	88,979	78,062	70,855	75,950	71,281
Total real estate loans	1,823,592	1,813,785	1,749,696	1,696,082	1,558,709
Commercial business	240,801	227,262	210,328	205,832	169,076
Consumer	23,142	25,047	27,325	29,707	31,435
Total loans	2,087,535	2,066,094	1,987,349	1,931,621	1,759,220
Allowance for loan losses	(20,248)	(19,917)	(18,875)	(18,750)	(17,730)
Loans, net	2,067,287	2,046,177	1,968,474	1,912,871	1,741,490
Premises and equipment, net	21,850	22,004	21,858	22,034	21,362
Accrued interest receivable	5,802	5,362	5,994	6,057	5,388
Goodwill and core deposit intangible	9,892	10,091	10,313	10,560	10,831
Net deferred tax asset	9,295	8,184	8,751	10,146	8,780
Bank-owned life insurance	32,800	32,533	32,271	32,015	31,743
Other assets	25,673	25,606	21,779	23,537	33,295
Total assets	$2,545,416	$2,513,909	$2,496,610	$2,469,692	$2,313,666
Liabilities and Stockholders' Equity
Deposits:
NOW and demand	$376,864	$359,877	$342,118	$331,508	$337,225
Regular savings	244,662	246,484	265,116	262,984	270,067
Money market	666,388	674,593	622,852	573,204	518,360
Certificates of deposit	420,765	362,261	348,042	340,114	339,064
Brokered money market	41,768	44,728	50,129	53,357	46,235
Brokered certificates of deposit	235,106	277,320	228,465	247,520	170,506
Total deposits	1,985,553	1,965,263	1,856,722	1,808,687	1,681,457
Short-term borrowings	20,000	—	118,000	146,000	103,700
Long-term debt	110,000	130,000	105,000	105,000	105,000
Other liabilities	30,829	21,328	19,944	23,098	33,820
Total liabilities	2,146,382	2,116,591	2,099,666	2,082,785	1,923,977
Common stock	259	259	259	259	261
Additional paid-in capital	254,034	252,504	250,976	249,317	251,341
Unearned compensation- ESOP	(19,927)	(20,117)	(20,306)	(20,496)	(20,686)
Retained earnings	166,282	166,033	168,160	161,896	158,620
Accumulated other comprehensive income (loss)	(1,614)	(1,361)	(2,145)	(4,069)	153
Total stockholders' equity	399,034	397,318	396,944	386,907	389,689
Total liabilities and stockholders' equity	$2,545,416	$2,513,909	$2,496,610	$2,469,692	$2,313,666

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income - Quarters

(Unaudited; dollars in thousands, except share data)	Quarters Ended			% Change
	September 30, 2017	June 30, 2017	September 30, 2016	September 30, 2017 vs. June 30, 2017	September 30, 2017 vs. September 30, 2016
Interest and fees on loans	$19,721	$18,715	$15,113	5.4%	30.5%
Interest on securities	1,565	1,572	2,238	(0.4)%	(30.1)%
Dividends	194	193	312	0.5%	(37.8)%
Other	65	94	22	(30.9)%	195.5%
Total interest and dividend income	21,545	20,574	17,685	4.7%	21.8%
Interest on deposits	4,089	3,523	2,732	16.1%	49.7%
Interest on borrowings	502	643	458	(21.9)%	9.6%
Total interest expense	4,591	4,166	3,190	10.2%	43.9%
Net interest and dividend income	16,954	16,408	14,495	3.3%	17.0%
Provision for loan losses	242	1,118	2,872	(78.4)%	(91.6)%
Net interest and dividend income, after provision for loan losses	16,712	15,290	11,623	9.3%	43.8%
Deposit account fees	385	341	347	12.9%	11.0%
Interchange and ATM fees	455	388	418	17.3%	8.9%
Mortgage banking	1,146	1,219	1,262	(6.0)%	(9.2)%
Loss on sale of purchased home equity portfolio	(118)	—	—	NM	NM
Loan level derivative fee income	156	1,367	770	(88.6)%	(79.7)%
Realized securities gains, net	—	928	562	(100.0)%	(100.0)%
Bank-owned life insurance income	268	261	262	2.7%	2.3%
Bank-owned life insurance death benefit gains	—	—	297	NM	NM
Miscellaneous	534	6	214	8,800.0%	149.5%
Total noninterest income	2,826	4,510	4,132	(37.3)%	(31.6)%
Salaries and employee benefits	7,979	7,664	7,596	4.1%	5.0%
Occupancy and equipment	2,024	2,030	1,807	(0.3)%	12.0%
Data processing	1,016	1,022	908	(0.6)%	11.9%
Professional fees	340	526	743	(35.4)%	(54.2)%
Advertising	563	489	495	15.1%	13.7%
FDIC deposit insurance	226	223	270	1.3%	(16.3)%
Directors' fees	382	428	344	(10.7)%	11.0%
Amortization of core deposit intangible	199	222	294	(10.4)%	(32.3)%
Other general and administrative	626	762	777	(17.8)%	(19.4)%
Total noninterest expense	13,355	13,366	13,234	(0.1)%	0.9%
Income before income taxes	6,183	6,434	2,521	(3.9)%	145.3%
Provision for income taxes	2,342	2,566	891	(8.7)%	162.9%
Net income	$3,841	$3,868	$1,630	(0.7)%	135.6%

Earnings per common share:
Basic	$0.16	$0.16	$0.07
Diluted	$0.16	$0.16	$0.07
Weighted average shares outstanding:
Basic	23,973,116	23,952,443	24,129,512
Diluted	24,510,092	24,346,553	24,307,540

Dividends declared per share	$0.15	$0.05	$0.03
Special dividends declared per share	$—	$0.20	$—

Blue Hills Bancorp, Inc.
Consolidated Statements of Net Income-Year to Date

(Unaudited; dollars in thousands, except share data)	Year to Date
	September 30, 2017	September 30, 2016	% Change
Interest and fees on loans	$55,818	$42,854	30.3%
Interest on securities	5,347	6,570	(18.6)%
Dividends	544	606	(10.2)%
Other	191	74	158.1%
Total interest and dividend income	61,900	50,104	23.5%
Interest on deposits	10,866	7,508	44.7%
Interest on borrowings	1,791	1,584	13.1%
Total interest expense	12,657	9,092	39.2%
Net interest and dividend income	49,243	41,012	20.1%
Provision for loan losses	1,417	3,958	(64.2)%
Net interest and dividend income, after provision for loan losses	47,826	37,054	29.1%
Deposit account fees	1,046	971	7.7%
Interchange and ATM fees	1,191	1,158	2.8%
Mortgage banking	3,105	2,037	52.4%
Loss on sale of purchased home equity portfolio	(118)	—	NM
Loan level derivative fee income	1,687	1,731	(2.5)%
Realized securities gains (losses), net	(94)	982	(109.6)%
Gain on exchange of investment in Northeast Retirement Services	5,947	—	NM
Bank-owned life insurance income	786	776	1.3%
Bank-owned life insurance death benefit gains	—	506	NM
Miscellaneous	602	159	278.6%
Total noninterest income	14,152	8,320	70.1%
Salaries and employee benefits	23,206	21,619	7.3%
Occupancy and equipment	6,169	5,079	21.5%
Data processing	3,082	2,472	24.7%
Professional fees	1,735	1,902	(8.8)%
Advertising	1,419	1,746	(18.7)%
FDIC deposit insurance	661	968	(31.7)%
Directors' fees	1,184	1,081	9.5%
Amortization of core deposit intangible	668	954	(30.0)%
Other general and administrative	1,997	2,416	(17.3)%
Total noninterest expense	40,121	38,237	4.9%
Income before income taxes	21,857	7,137	206.2%
Provision for income taxes	6,661	2,482	168.4%
Net income	$15,196	$4,655	226.4%

Earnings per common share:
Basic	$0.63	$0.19
Diluted	$0.62	$0.19
Weighted average shares outstanding:
Basic	23,945,885	24,585,570
Diluted	24,377,662	24,708,559

Dividends declared per share	$0.25	$0.08
Special dividends declared per share	$0.20	$—

Blue Hills Bancorp Inc.
Consolidated Statements of Net Income - Trend
	Quarters Ended
(Unaudited; dollars in thousands, except share data)	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Interest and fees on loans	$19,721	$18,715	$17,382	$16,099	$15,113
Interest on securities	1,565	1,572	2,210	2,325	2,238
Dividends	194	193	157	990	312
Other	65	94	32	20	22
Total interest and dividend income	21,545	20,574	19,781	19,434	17,685
Interest on deposits	4,089	3,523	3,254	2,980	2,732
Interest on borrowings	502	643	646	504	458
Total interest expense	4,591	4,166	3,900	3,484	3,190
Net interest and dividend income	16,954	16,408	15,881	15,950	14,495
Provision for loan losses	242	1,118	57	927	2,872
Net interest and dividend income, after provision for loan losses	16,712	15,290	15,824	15,023	11,623
Deposit account fees	385	341	320	356	347
Interchange and ATM fees	455	388	348	388	418
Mortgage banking	1,146	1,219	740	436	1,262
Loss on sale of purchased home equity portfolio	(118)	—	—	—	—
Loan level derivative fee income	156	1,367	164	640	770
Realized securities gains (losses), net	—	928	(1,022)	298	562
Gain on exchange of investment in Northeast Retirement Services	—	—	5,947	—	—
Bank-owned life insurance income	268	261	257	272	262
Bank-owned life insurance death benefit gains	—	—	—	—	297
Miscellaneous	534	6	62	1,417	214
Total noninterest income	2,826	4,510	6,816	3,807	4,132
Salaries and employee benefits	7,979	7,664	7,563	7,234	7,596
Occupancy and equipment	2,024	2,030	2,115	2,291	1,807
Data processing	1,016	1,022	1,044	988	908
Professional fees	340	526	869	736	743
Advertising	563	489	367	677	495
FDIC deposit insurance	226	223	212	157	270
Directors' fees	382	428	374	377	344
Amortization of core deposit intangible	199	222	247	271	294
Other general and administrative	626	762	609	778	777
Total noninterest expense	13,355	13,366	13,400	13,509	13,234
Income before income taxes	6,183	6,434	9,240	5,321	2,521
Provision for income taxes	2,342	2,566	1,753	1,323	891
Net income	$3,841	$3,868	$7,487	$3,998	$1,630

Earnings per common share:
Basic	$0.16	$0.16	$0.31	$0.17	$0.07
Diluted	$0.16	$0.16	$0.31	$0.17	$0.07
Weighted average shares outstanding:
Basic	23,973,116	23,952,443	23,911,419	23,919,483	24,129,512
Diluted	24,510,092	24,346,553	24,275,665	24,032,613	24,307,540

Dividends declared per share	$0.15	$0.05	$0.05	$0.03	$0.03
Special dividends declared per share	$—	$0.20	$—	$—	$—

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Quarters Ended
	September 30, 2017			June 30, 2017			September 30, 2016
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,096,034	$19,779	3.74%	$2,046,288	$18,770	3.68%	$1,726,088	$15,166	3.50%
Securities (1)	301,484	1,609	2.12	309,909	1,621	2.10	403,038	2,414	2.38
Other interest earning assets and FHLB stock	32,051	215	2.66	36,768	243	2.65	31,236	170	2.17
Total interest-earning assets	2,429,569	21,603	3.53%	2,392,965	20,634	3.46%	2,160,362	17,750	3.27%
Non-interest-earning assets	101,188			102,750			106,589
Total assets	$2,530,757			$2,495,715			$2,266,951

Interest-bearing liabilities
NOW	$153,224	$17	0.04%	$150,711	$17	0.05%	$140,273	$17	0.05%
Regular savings	243,680	191	0.31	255,255	208	0.33	272,950	229	0.33
Money market	708,748	1,769	0.99	688,600	1,669	0.97	560,098	1,173	0.83
Certificates of deposit	653,339	2,112	1.28	573,997	1,629	1.14	471,040	1,313	1.11
Total interest-bearing deposits	1,758,991	4,089	0.92	1,668,563	3,523	0.85	1,444,361	2,732	0.75
Borrowings	133,788	502	1.49	204,786	643	1.26	224,660	458	0.81
Total interest-bearing liabilities	1,892,779	4,591	0.96%	1,873,349	4,166	0.89%	1,669,021	3,190	0.76%
Non-interest-bearing deposits	213,459			189,180			171,317
Other non-interest-bearing liabilities	23,603			33,664			33,936
Total liabilities	2,129,841			2,096,193			1,874,274
Stockholders' equity	400,916			399,522			392,677
Total liabilities and stockholders' equity	$2,530,757			$2,495,715			$2,266,951

Net interest and dividend income (FTE)		17,012			16,468			14,560
Less: FTE adjustment		(58)			(60)			(65)
Net interest and dividend income (GAAP)		$16,954			$16,408			$14,495

Net interest rate spread (FTE)			2.57%			2.57%			2.51%
Net interest margin (FTE)			2.78%			2.76%			2.68%
Total deposit cost			0.82%			0.76%			0.67%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used prior to the fourth quarter of 2016.

Blue Hills Bancorp Inc.
Average Balances/Yields
(Unaudited; dollars in thousands)	Year to Date
	September 30, 2017			September 30, 2016
	Average balance	Interest	Yield/Cost	Average balance	Interest	Yield/Cost
Interest-earning assets
Total loans (1)	$2,034,160	$55,985	3.68%	$1,643,829	$43,013	3.50%
Securities (1)	335,117	5,470	2.18	417,526	6,862	2.20
Other interest earning assets and FHLB stock	33,554	629	2.51	34,835	458	1.76
Total interest-earning assets	2,402,831	62,084	3.45%	2,096,190	50,333	3.21%
Non-interest-earning assets	100,200			102,425
Total assets	$2,503,031			$2,198,615

Interest-bearing liabilities
NOW	$149,806	$50	0.04%	$138,254	$49	0.05%
Regular savings	253,768	617	0.33	278,624	713	0.34
Money market	683,708	4,957	0.97	490,472	3,002	0.82
Certificates of deposit	598,640	5,242	1.17	455,039	3,744	1.10
Total interest-bearing deposits	1,685,922	10,866	0.86	1,362,389	7,508	0.74
Borrowings	197,908	1,791	1.21	257,798	1,584	0.82
Total interest-bearing liabilities	1,883,830	12,657	0.90%	1,620,187	9,092	0.75%
Non-interest-bearing deposits	195,496			154,877
Other non-interest-bearing liabilities	26,110			29,324
Total liabilities	2,105,436			1,804,388
Stockholders' equity	397,595			394,227
Total liabilities and stockholders' equity	$2,503,031			$2,198,615

Net interest and dividend income (FTE)		49,427			41,241
Less: FTE adjustment		(184)			(229)
Net interest and dividend income (GAAP)		$49,243			$41,012

Net interest rate spread (FTE)			2.55%			2.46%
Net interest margin (FTE)			2.75%			2.63%
Total deposit cost			0.77%			0.66%

(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used for 2016.

Blue Hills Bancorp, Inc.
Average Balances - Trend
(Unaudited; dollars in thousands)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Interest-earning assets
Total loans	$2,096,034	$2,046,288	$1,958,647	$1,823,046	$1,726,088
Securities	301,484	309,909	398,201	408,351	403,038
Other interest earning assets and FHLB stock	32,051	36,768	31,842	29,235	31,236
Total interest-earning assets	2,429,569	2,392,965	2,388,690	2,260,632	2,160,362
Non-interest-earning assets	101,188	102,750	93,397	104,188	106,589
Total assets	$2,530,757	$2,495,715	$2,482,087	$2,364,820	$2,266,951

Interest-bearing liabilities
NOW	$153,224	$150,711	$145,396	$144,520	$140,273
Regular savings	243,680	255,255	262,578	265,589	272,950
Money market	708,748	688,600	653,165	597,891	560,098
Certificates of deposit	653,339	573,997	567,642	526,433	471,040
Total interest-bearing deposits	1,758,991	1,668,563	1,628,781	1,534,433	1,444,361
Borrowings	133,788	204,786	256,500	223,693	224,660
Total interest-bearing liabilities	1,892,779	1,873,349	1,885,281	1,758,126	1,669,021
Non-interest-bearing deposits	213,459	189,180	183,520	188,797	171,317
Other non-interest-bearing liabilities	23,603	33,664	21,035	29,861	33,936
Total liabilities	2,129,841	2,096,193	2,089,836	1,976,784	1,874,274
Stockholders' equity	400,916	399,522	392,251	388,036	392,677
Total liabilities and stockholders' equity	$2,530,757	$2,495,715	$2,482,087	$2,364,820	$2,266,951

Blue Hills Bancorp, Inc.
Yield Trend
(Unaudited; dollars in thousands)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Interest-earning assets
Total loans (1)	3.74%	3.68%	3.61%	3.53%	3.50%
Securities (1)	2.12%	2.10%	2.28%	3.12%	2.38%
Other interest earning assets and FHLB stock	2.66%	2.65%	2.18%	1.97%	2.17%
Total interest-earning assets	3.53%	3.46%	3.37%	3.43%	3.27%

Interest-bearing liabilities
NOW	0.04%	0.05%	0.04%	0.05%	0.05%
Regular savings	0.31%	0.33%	0.34%	0.34%	0.33%
Money market	0.99%	0.97%	0.94%	0.88%	0.83%
Certificates of deposit	1.28%	1.14%	1.07%	1.07%	1.11%
Total interest-bearing deposits	0.92%	0.85%	0.81%	0.77%	0.75%
Borrowings	1.49%	1.26%	1.02%	0.90%	0.81%
Total interest-bearing liabilities	0.96%	0.89%	0.84%	0.79%	0.76%

Net interest rate spread (FTE) (1)	2.57%	2.57%	2.53%	2.64%	2.51%
Net interest margin (FTE) (1)	2.78%	2.76%	2.71%	2.82%	2.68%
Total deposit cost	0.82%	0.76%	0.73%	0.69%	0.67%
(1) Interest income on tax-exempt securities and loans was adjusted to a fully taxable-equivalent (FTE) basis using a federal statutory tax rate of 35%. A statutory tax rate of 34% was used prior to the fourth quarter of 2016.

Blue Hills Bancorp Inc.
Reconciliation of GAAP to Non-GAAP Net Income
(Unaudited; dollars in thousands, except share data)	Quarter Ended
	September 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$6,183	$2,342	$3,841	$0.16
Add loss on sale of purchased home equity portfolio	118	45	73	—
Non-GAAP basis	$6,301	$2,387	$3,914	$0.16
	Quarter Ended
	June 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$6,434	$2,566	$3,868	$0.16
Less gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Non-GAAP basis	$5,506	$2,233	$3,273	$0.14
	Quarter Ended
	March 31, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$9,240	$1,753	$7,487	$0.31
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Less reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Non-GAAP basis	$4,347	$1,695	$2,652	$0.11

	Year to Date
	September 30, 2017
	Income Before Income Taxes	Provision for Income Taxes	Net Income	Earnings per Common Share (diluted)
GAAP basis	$21,857	$6,661	$15,196	$0.62
Less gain on exchange of investment in Northeast Retirement Services	(5,947)	(2,133)	(3,814)	(0.16)
Less gain on sale of remaining available-for-sale debt securities portfolio	(928)	(333)	(595)	(0.02)
Add realized loss on sale of mutual funds	1,054	378	676	0.03
Add loss on sale of purchased home equity portfolio	118	45	73	—
Less reversal of state tax valuation allowance	—	1,697	(1,697)	(0.07)
Non-GAAP basis	$16,154	$6,315	$9,839	$0.40

The Company's management believes that the presentation of net income on a non-GAAP basis, excluding nonrecurring items, provides useful information for evaluating the Company's operating results and any related trends that may be affecting the Company's business. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited; dollars in thousands, except share data)	Quarters Ended
	September 30,	June 30,	March 31,	December 31,	September 30,
	2017	2017	2017	2016	2016
Performance Ratios (annualized)

Diluted EPS
GAAP	$0.16	$0.16	$0.31	$0.17	$0.07
Non-GAAP	0.16	0.14	0.11	n/a	n/a

Return on average assets (ROAA)
GAAP	0.60%	0.62%	1.22%	0.67%	0.29%
Non-GAAP	0.61%	0.53%	0.43%	n/a	n/a

Return on average equity (ROAE)
GAAP	3.80%	3.88%	7.74%	4.10%	1.65%
Non-GAAP	3.87%	3.29%	2.74%	n/a	n/a

Return on average tangible common equity (ROATCE) (1) (3)
GAAP	3.90%	3.99%	7.95%	4.22%	1.70%
Non-GAAP	3.97%	3.37%	2.82%	n/a	n/a

Efficiency ratio (2) (3)
GAAP	68%	64%	59%	68%	71%
Non-GAAP	67%	67%	75%	n/a	n/a
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2) Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 15 for Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited; dollars in thousands, except share data)	Year to Date
	September 30, 2017	September 30, 2016
Performance Ratios (annualized)

Diluted EPS
GAAP	$0.62	$0.19
Non-GAAP	0.40	n/a

Return on average assets (ROAA)
GAAP	0.81%	0.28%
Non-GAAP	0.53%	n/a

Return on average equity (ROAE)
GAAP	5.11%	1.58%
Non-GAAP	3.31%	n/a

Return on average tangible common equity (ROATCE) (1) (3)
GAAP	5.24%	1.62%
Non-GAAP	3.40%	n/a

Efficiency ratio (2) (3)	63%	78%
GAAP	70%	n/a
Non-GAAP
(1) Average tangible common equity equals average total equity less goodwill and intangibles.

(2)Efficiency ratio equals noninterest expense divided by net interest and dividend income and noninterest income

(3) ROATCE and the efficiency ratio are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies. Management believes that these non-GAAP measures are meaningful because it is standard practice for companies in the banking industry to disclose these measures. Therefore, management believes these measures provide useful information to investors by allowing them to make peer comparisons.

See page 15 for Non-GAAP financial measures.

Blue Hills Bancorp, Inc.
Selected Financial Highlights
(Unaudited; dollars in thousands, except share data)	At or for the Quarters Ended			At or for the Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2017	2017	2016	2017	2016
Asset Quality
Non-performing Assets	$11,540	$12,779	$7,849	$11,540	$7,849
Non-performing Assets/ Total Assets	0.45%	0.51%	0.34%	0.45%	0.34%
Allowance for Loan Losses/ Total Loans	0.97%	0.97%	1.01%	0.97%	1.01%
Net Charge-offs (Recoveries)	$(89)	$76	$3,221	$(81)	$3,330
Annualized Net Charge-offs (Recoveries)/ Average Loans	(0.02)%	0.01%	0.74%	(0.01)%	0.27%
Allowance for Loan Losses/ Nonperforming Loans	175%	156%	226%	175%	226%

Capital/Other
Common shares outstanding	26,869,088	26,860,988	26,996,942
Book value per share	$14.85	$14.79	$14.43
Tangible book value per share	$14.48	$14.42	$14.03
Tangible Common Equity/Tangible Assets (1) (2)	15.35%	15.47%	16.45%
Full-time Equivalent Employees	232	230	223
(1) Tangible common equity equals total equity less goodwill and intangibles, Tangible assets equals total assets less goodwill and intangibles.

(2)Tangible common equity/tangible assets is a non-GAAP measure and may not be comparable to similar non-GAAP measures used by other companies. Management believes that this non-GAAP measure is meaningful because it is standard practice for companies in the banking industry to disclose this measure. Therefore, management believes this measure provides useful information to investors by allowing them to make peer comparisons.